UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2011

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

On April 19, 2011, the Compensation Committee of the Board of Directors (the “Board”) of TeleTech Holdings, Inc. (the “Company”) approved a Second Amendment, dated as of April 19, 2011, to the Restricted Stock Unit Agreement by and between the Company and James E. Barlett dated June 22, 2007 (the “2007 RSU Agreement”).  Mr. Barlett is the Company’s Vice Chairman.

This Second Amendment provides for the continued vesting of the Restricted Stock Units (“RSUs”) granted under the 2007 RSU Agreement so long as Mr. Barlett continues to serve as a member of the Board.  Accordingly, if Mr. Barlett ceases employment with the Company but remains a member of the Board, the Second Amendment would allow continued vesting of the RSUs granted under the 2007 RSU Agreement.  The Compensation Committee approved the Second Amendment to recognize Mr. Barlett’s prior service to the Board and to the Company and to provide continuing incentives to his future service to the Board and to the Company.  The Second Amendment does not modify the amount of RSUs granted, the vesting schedule, the type of vesting or any other aspect of the 2007 RSU Agreement.

A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

10.1	Second Amendment, dated as of April 19, 2011, to TeleTech Holdings, Inc. Restricted Stock Unit Agreement by and between TeleTech Holdings, Inc. and James E. Barlett dated June 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 2011

TELETECH HOLDINGS, INC.
(Registrant)

By:	/s/ Kenneth D. Tuchman
Name:	Kenneth D. Tuchman
Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Second Amendment, dated as of April 19, 2011, to TeleTech Holdings, Inc. Restricted Stock Unit Agreement by and between TeleTech Holdings, Inc. and James E. Barlett dated June 22, 2007